UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2026

INHIBRX BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42031	99-0613523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 140
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01. Regulation FD Disclosure.
On April 21, 2026, Inhibrx Biosciences, Inc. (“Inhibrx” or the “Company”) issued a press release announcing clinical updates on ozekibart (INBRX-109) in late line colorectal cancer, as discussed in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On April 21, 2026, Inhibrx posted an updated copy of its corporate presentation to the “Investors” tab of its website at www.inhibrx.com. The presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. Inhibrx from time to time presents and/or distributes the presentation to the investment community during conferences and meetings to provide updates and summaries of its business.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On April 21, 2026, Inhibrx announced updated interim data from its Phase 1/2 study evaluating ozekibart (INBRX-109) in combination with FOLFIRI in patients with locally advanced or metastatic, unresectable colorectal cancer (“CRC”).
As of April 10, 2026, the cutoff date, the CRC cohort continued to demonstrate a compelling signal of activity in a heavily pretreated patient population. Of the 45 evaluable patients, approximately 70% received ozekibart as a fourth-line therapy, and 80% had previously progressed on irinotecan-based regimens. The following data were observed as of the cutoff date:
•Objective Response Rate (“ORR”): Efficacy was assessed in 45 evaluable patients, resulting in an ORR of 20% per RECIST v1.1 criteria. Historically, the current standard of care has yielded limited response rates (ORR of 1-6% per RECIST v1.1 criteria). Nearly half of responses were durable with a duration of response exceeding 6 months. Responses were observed irrespective of RAS/RAF mutation status.
•Progression-Free Survival (“PFS”): The median PFS for the evaluable population was 5.5 months. Notably, 42% of patients remained progression-free at the 6-month landmark, with 9 patients remaining on therapy, suggesting that a significant portion of patients achieve durable disease control that extends well beyond the median PFS.
•Disease Control Rate (“DCR”): The overall disease control rate (partial responses and stable disease as best response) remained robust at 87%, further supporting the potential of ozekibart to control tumor growth in a heavily pre-treated population.
•Safety and tolerability: Ozekibart in combination with FOLFIRI continues to maintain a manageable safety profile. The most common treatment-related adverse events (“TEAEs”) were diarrhea, fatigue, and nausea, which were largely Grade 1 or 2 and consistent with the known side effects of FOLFIRI. Despite the majority of the patients (68%) presenting with liver metastases at baseline, no significant liver toxicity was observed.
Inhibrx plans to meet with the U.S. Food and Drug Administration (“FDA”) in the second half of 2026 to discuss plans to initiate a first-line registrational trial in CRC. The Company also plans to discuss with the FDA the potential for accelerated regulatory pathways for ozekibart in fourth-line colorectal cancer and in refractory Ewing sarcoma. Additionally, the Company submitted a Biologics License Application (“BLA”) to the FDA for ozekibart in conventional chondrosarcoma in April 2026.
Forward-Looking Statements
Inhibrx cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding: Inhibrx’s judgments and beliefs regarding the strength of Inhibrx’s pipeline; statements regarding the safety and efficacy of its therapeutic candidate, ozekibart, based on topline and interim results; the potential for ozekibart to be used for the treatment of CRC, Ewing sarcoma and solid tumor indications; the clinical development of ozekibart, including expected enrollment in the expansion cohort, data readouts, regulatory submissions and interactions, and the timing thereof; and any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or inadequate efficacy of its therapeutic candidates that may limit their development, regulatory approval and/or commercialization; the potential for its programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; the timing or likelihood of regulatory filings and approvals and regulatory developments in the U.S. and foreign countries; the successful commercialization of its therapeutic candidates, if approved; an accelerated development or approval pathway may not be available for ozekibart or other therapeutic candidates and any such pathway may not lead to a faster development process; it may not realize the benefits associated with orphan drug designation, including that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the pricing, coverage and reimbursement of its therapeutic candidates, if approved; its ability to utilize its technology platform to generate and advance additional therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Inhibrx Biosciences, Inc. on April 21, 2026
99.2	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2026
INHIBRX BIOSCIENCES, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer